                                                                   Exhibit 3.19

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                              GRIFFIN RESORTS INC.

          Griffin Resorts Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the amendment set forth below was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

          Article FIRST of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as follows:

          "FIRST: The name of the Corporation is GGRI, Inc. (hereinafter the "Corporation)."

          IN WITNESS WHEREOF, the Corporation has caused the undersigned to execute and attest to, respectively, this Certificate of Amendment this 7th day of October, 1993.

                                                      GRIFFIN RESORTS INC.
                                                      By: /s/ David P. Hanlon
                                                          ---------------------
                                                           David P. Hanlon
                                                              President

Attest:



By: /s/ Christopher D. Whitney
    --------------------------
        Christopher D. Whitney
        Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              GRIFFIN RESORTS INC.

          Griffin Resorts, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

          FIRST: The Corporation has not received any payment for any of its stock.

          SECOND: The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution was approved by a majority of the Corporation's Board of Directors and was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of
Delaware:

              "RESOLVED, that the Certificate of Incorporation of the Corporation be amended by substituting for Article Ninth in its entirety the following:

               NINTH: This certificate shall be subject to the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq., and the rules and regulations of the New Jersey Casino Control Commission (the "Commission") as they currently exist or as they hereinafter may be amended (the "Act"). Without limiting the foregoing, if the Corporation shall become, and so long as it shall remain, a holding corporation as defined in the Act, or a direct or indirect subsidiary thereof, in accordance with N.J.S.A. 5:12-82(d)(7), (8) and (10), the Commission shall have the right of prior approval with regard to transfers of non-publicly traded securities, shares, and other interests in the Corporation and the Corporation shall have the absolute right to repurchase at the market price or purchase price, whichever is the lesser, any such security, share or other interest in the Corporation in the event that the Commission disapproves a transfer of such security, share or other interest in the Corporation in accordance with the Act.

               'Without limiting the foregoing, if the Corporation shall become, and so long as it shall remain, a holding company as defined in the Act, or a direct or indirect subsidiary thereof, in accordance with N.J.S.A. 5:12-82(d)(7) and (9), all publicly traded securities of the Corporation shall be held subject to the condition that if a holder thereof is found to be disqualified by the Commission pursuant to the Act, such holder shall dispose of his interest in the Corporation.

               'Without limiting the foregoing, if the Corporation shall become, and so long as it shall remain, either a privately held or publicly traded holding corporation as defined in the Act, or a direct or indirect subsidiary thereof, in accordance with N.J.S.A. 5:12-105(e), commencing on the date the Commission serves notice on the Corporation that a securityholder has been found disqualified, it shall be unlawful for the disqualified securityholder to:

               (1) Receive any dividends or interest upon any such securities of the Corporation held by such holder;

               (2) Exercise, directly or through any trustee or nominee, any right conferred by such securities, or

               (3) Receive any remuneration in any form, for services rendered or otherwise, from the Corporation.'"


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

     IN WITNESS WHEREOF, Griffin Resorts Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this 8th day of October, 1988.

                                                          GRIFFIN RESORTS INC.

                                                          /s/ Merv Griffin
                                                          ----------------
                                                            Merv Griffin
                                                              President

ATTEST:



/s/ Gloria Redlich
------------------
Gloria Redlich
    Secretary

NY:199OF
LAWP:1442z


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

                          CERTIFICATE OF INCORPORATION
                             OF GRIFFIN RESORTS INC.

          FIRST: The name of the Corporation is Griffin Resorts Inc. (hereinafter the "Corporation").

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1000 shares of Common Stock, each having a par value of one dollar ($1.00).

          FIFTH: The name and mailing address of the Sole Incorporator is as follows:

         Name                                        Mailing Address
         ----                                        ---------------

Catherine S. Davis                                   P.O. Box 636
                                                     Wilmington, DE 19899

          SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change add to or repeal the By-Laws of the Corporation.

          (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

          (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

          SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

          EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on


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

the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          NINTH: This certificate shall be subject to the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq., and the rules and regulations of the New Jersey Casino Control Commission (the "Commission") as they currently exist or as they hereinafter may be amended (the "Act"). Without limiting the foregoing, if the Corporation shall become, and so long as it shall remain, a privately held holding corporation as defined in the Act, or a direct or indirect subsidiary thereof, in accordance with N.J.S.A 5:12-82(d)(7), (9) and (10), the Commission shall have the right of prior approval with regard to transfers of securities, shares, and other interests in the Corporation and the Corporation shall have the absolute right to repurchase at the market price or purchase price, whichever is the lesser, any security, share or other interest in the Corporation in the event that the Commission disapproves a transfer of such security, share or other interest in the Corporation in accordance with the Act.

          Without limiting the foregoing, if the Corporation shall become, and so long as it shall remain, a publicly traded holding company as defined in the Act, or a direct or indirect subsidiary thereof, in accordance with N.J.S.A. 5:12-82(d)(7) and (9), all securities of the Corporation shall be held subject to the condition that if a holder thereof is found to be disqualified by the Commission pursuant to the Act, such holder shall dispose of his interest in the Corporation.

          Without limiting the foregoing, if the Corporation shall become, and so long as it shall remain, either a privately held or publicly traded holding corporation as defined in the Act, or a direct or indirect subsidiary


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